EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1 Amendment 1 of Liquid
Financial Engines, Inc., of our report dated December 8, 2008 on our audit of the financial statements of Liquid Financial Engines, Inc. as of October 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on September 29, 2008 through October 31, 2008, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
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Moore & Associates, Chartered
Las Vegas, Nevada
January 12, 2009


 6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501
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